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                                                                   Exhibit 10.26


                         FIRST AMENDMENT TO 1501 LEASE
                         -----------------------------

    THIS AMENDMENT, made as of the 1st day of November, 1997, between BANK ONE, ILLINOIS, N.A., not personally but solely as Trustee under Trust Agreement dated May 23, 1997, and known as Trust No. 11097 ("Landlord") and MAY & SPEH, INC. ("Tenant").

                                   RECITALS

     Landlord and Tenant are parties to a written lease dated June 2, 1997, ("1501 Lease"), for the entire building ("1501 Building") located at 1501 Opus Place, Downers Grove, Illinois. Section S.4 of the 1501 Lease grants Tenant certain options to acquire the 1501 Building and the land thereunder; provided that, Tenant also exercises the option to purchase the building ("3333 Building") to be constructed by Landlord and leased to Tenant on the land commonly referred to as 3333 Finley Road, Downers Grove, Illinois pursuant to the option granted in the lease between Landlord and Tenant also dated June 2, 1997 for the 3333 Building ("3333 Lease").

    The terms and conditions of Tenant's option to purchase the 1501 Building are set forth in Rider E to the 1501 Lease and the terms and conditions of the purchase of the 3333 Building are set forth in Rider E to the 3333 Lease. The purchase price for the 1501 Building is set forth in Rider E to the 1501 Lease and the purchase price for the 3333 Building is based on a formula which takes into account the purchase price for the 1501 Building. Landlord and Tenant desire to increase the purchase price for the 1501 Building and to make a similar reduction to the purchase price of the 3333 Building to permit Landlord to refinance the 1501 Building and to finance the construction of the 3333 Building. Landlord and Tenant have also agreed that Tenant will assume any financing on the respective buildings if it exercises its option to purchase.

    Landlord and Tenant have agreed to modify the Base Building Improvements under the 3333 Lease to include the construction of a tunnel ("Tunnel") from the 1501 Building to the 3333 Building and modify the Maximum Project Costs to take into account the change in the Base Building Improvements. The portion of the Tunnel on the Land is to be included in the Premises.

    Tenant is also constructing an approximate 15,000 square foot addition to the Building for use as storage space ("Storage Addition").

          NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the Lease is hereby amended as follows:

     1. All capitalized terms used herein shall have the same meanings as in the 1501 Lease unless otherwise defined herein.

    2. Notwithstanding anything in the 1501 Lease to the contrary, the Premises shall include the portion of the Tunnel located on the Land and the Storage Addition and Tenant's obligations under this Lease with respect to the Premises, including without limitation, its obligations to maintain and repair the Premises, shall apply to the portion of the Tunnel included in the Premises and the Storage Addition.
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     3.   Section 3.1 of the Purchase Contract attached as Rider E to the 1501
Lease is amended in its entirety to read as follows:

                 3.1 PURCHASE PRICE. The purchase price ("Purchase Price") for the Property shall be Twelve Million Eight Hundred Thousand and 00/100 Dollars ($12,800,000.00).

          Purchaser agrees to pay to Seller and Seller agrees to accept payment of the Purchase Price as follows:

                 (a) At Closing, Purchaser shall accept title to the Property subject to the lien of the First Mortgage (which Purchaser or its nominee or designee will take subject to, and with respect to which First Mortgage and the loan evidenced and secured thereby Purchaser or its nominee or designee shall assume), and the outstanding principal balance thereunder shall be credited against the Purchase Price.

                 (b) The remaining portion of the Purchase Price, subject to prorations and adjustments as provided in Section 8.1, shall be paid on the Closing Date by wire transfer of immediately available funds, first to the Title Company and then to an account specified by Seller, against delivery of instruments of transfer and the other documents specified in
       Section 7.1.

     4. Except for the provisions of this Amendment, all the terms, covenants, and conditions of the Lease and all the rights and obligations of Landlord and Tenant thereunder, shall remain in full force and effect, and are not otherwise altered, amended, revised or changed.

     5. It is understood and agreed expressly by and between the parties hereto, anything herein to the contrary notwithstanding, that each and all of the representations, warranties, covenants, undertakings and agreements made herein on the part of Landlord, while in form purporting to be the representations, warranties, covenants, undertakings and agreements of Landlord, are nevertheless each and every one of them made and intended, not as personal representations, warranties, covenants, undertakings and agreements by Landlord or for the purpose or with the intention of binding Landlord personally, but are made and intended for the purpose only of subjecting Landlord's interest in the Building, the Land and the Premises to the terms of this Lease and for no other purpose whatsoever, and in case of default hereunder by Landlord (or default through, under or by any of its beneficiaries, or agents or representatives of said beneficiaries), Tenant shall look solely to the interests of Landlord in the Building and Land; that this Lease is executed and delivered by Landlord not in its own right, but solely in the exercise of the powers conferred upon it as trustee; that neither Landlord nor any of Landlord's beneficiaries shall have any personal liability to pay any indebtedness accruing hereunder or to perform any covenant, either express or implied, contained herein and no liability or duty shall rest upon Landlord to sequester the trust estate or the rents, issues and profits arising therefrom, or the proceeds arising from any sale or other disposition thereof; and that no personal liability or personal responsibility of any sort is assumed by, nor at any time shall be asserted or enforceable against, said Landlord, individually

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or personally, but only as trustee under the provisions of the trust agreement establishing the trust, or against any of the beneficiaries under the trust agreement establishing the trust on account of this Lease or on account of any representation, warranty, covenant, undertaking or agreement of Landlord contained in this Lease, either express or implied, all such personal liability, if any, being expressly waived and released by Tenant and by all persons claiming by, through or under Tenant.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on the date first above written.

                                       LANDLORD:

                                       BANK ONE, ILLINOIS, NA, not personally,
                                       but as Trustee aforesaid

                                       RIDER ATTACHED HERETO IS HEREBY
                                       EXPRESSLY MADE A PART HEREOF.

                                       By:
                                           ------------------------------------
                                       Its:
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                                       TENANT:

                                       MAY & SPEH, INC.


                                       By: /s/
                                           ------------------------------------
                                       Its: CFO
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